UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ISABELLA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	38-2830092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 N. Main St.
Mt. Pleasant, MI 48858-1649
(Address of Principal Executive Offices)

ISABELLA BANK CORPORATION
STOCKHOLDER DIVIDEND REINVESTMENT AND
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Jae A. Evans
401 N. Main St.
Mt. Pleasant, MI 48858
(989) 772-9471
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
    This Registration Statement on Form S-8 is being filed by Isabella Bank Corporation (the “Registrant”) for the purpose of registering an additional 50,000 shares of the Registrant’s common stock to be issued pursuant to the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, as most recently amended and restated on February 5, 2021 (the “Plan”).
    Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, previously filed with the Securities and Exchange Commission relating to the Plan (File No. 33-34777, File No. 33-61596, File No. 333-53377, File No. 333-106414, File No. 333-151353, File No. 333-181799, and File No. 333-228953).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
See Exhibit Index.

SIGNATURES
    The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, State of Michigan, on February 25, 2022.

ISABELLA BANK CORPORATION

By:	/s/ Jae A. Evans
Jae A. Evans, President and Chief Executive Officer
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Dr. Jeffrey J. Barnes	February 25, 2022
Dr. Jeffrey J. Barnes, Director

/s/ Jill Bourland	February 25, 2022
Jill Bourland, Director

/s/ Jae A. Evans	February 25, 2022
Jae A. Evans, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Jennifer L. Gill	February 25, 2022
Jennifer L. Gill, Controller

/s/ Thomas L. Kleinhardt	February 25, 2022
Thomas L. Kleinhardt, Director

/s/ Neil M. McDonnell	February 25, 2022
Neil M. McDonnell, Chief Financial Officer (Principal Financial Officer)

/s/ Richard L. McGuirk	February 25, 2022
Richard L. McGuirk, Director

/s/ Sarah R. Opperman	February 25, 2022
Sarah R. Opperman, Director

/s/ Chad R. Payton	February 25, 2022
Chad R. Payton, Director

/s/ Vickie L. Rupp	February 25, 2022
Vickie L. Rupp, Director

/s/ Jerome E. Schwind	February 25, 2022
Jerome E. Schwind, President of Isabella Bank and Director

/s/ Gregory V. Varner	February 25, 2022
Gregory V. Varner, Director

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of counsel as to legality of the common shares covered by this registration statement
23.1	Consent of Rehmann Robson LLC
23.2	Consent of counsel (included within Exhibit 5)
107	Filing Fee Table